THE ADVISORS' INNER CIRCLE FUND

                                   SCHEDULE A
                          AS LAST AMENDED MAY 13, 2014
                 TO THE DISTRIBUTION PLAN DATED AUGUST 8, 1994,
                            AMENDED AUGUST 14, 2000

     Subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, the Distributor shall receive Rule 12b1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.


Portfolio                                            Class of Shares                   Fee
AlphaOne Micro Cap Equity Fund                    Investor Class Shares               0.25%
Atlantic Trust Disciplined Equity Fund            Investor Class Shares               0.25%
Atlantic Trust Income Opportunities Fund          Investor Class Shares               0.25%
Atlantic Trust Mid Cap Equity Fund                Investor Class Shares               0.25%
Citi Market Pilot 2020 Fund                       A Shares                            0.25%
Citi Market Pilot 2030 Fund                       A Shares                            0.25%
Citi Market Pilot 2040 Fund                       A Shares                            0.25%
CBRE Clarion Long/Short Fund                      Investor Class Shares               0.25%
CBRE Clarion Global Infrastructure Value Fund     Investor Class Shares               0.25%
Edgewood Growth Fund                              Retail Class Shares                 0.25%
Hamlin High Dividend Equity Fund                  Investor Class Shares               0.25%
Harvest Funds China All Assets                    Class A Shares                      0.25%
Harvest Funds Intermediate Bond                   Class A Shares                      0.25%
Harvest Funds China A Index                       Class A Shares                      0.25%
LSV Value Equity Fund                             Investor Class Shares               0.25%
LSV Conservative Value Equity Fund                Investor Class Shares               0.25%
LSV Small Cap Value Fund                          Investor Class Shares               0.25%
LSV U.S. Managed Volatility Fund                  Investor Class Shares               0.25%
LSV Global Managed Volatility Fund                Investor Class Shares               0.25%
LSV Global Value Fund                             Investor Class Shares               0.25%
Thomson Horstmann & Bryant MicroCap Fund          Investor Class Shares               0.25%
Thomson Horstmann & Bryant Small Cap Value Fund   Investor Class Shares               0.25%
Westwood LargeCap Value Fund                      A Class Shares                      0.25%
Westwood Income Opportunity Fund                  A Class Shares                      0.25%
Westwood Short Duration High Yield Fund           A Class Shares                      0.25%
Westwood Global Equity Fund                       A Class Shares                      0.25%
Westwood Global Dividend Fund                     A Class Shares                      0.25%
Westwood Emerging Markets Fund                    A Class Shares                      0.25%
Westwood Emerging Markets Plus Fund               A Class Shares                      0.25%